SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                              October 21, 1996


                        CARRINGTON LABORATORIES, INC.
           (Exact name of registrant as specified in its charter)


    Texas                             0-11997          75-1435663
    (State or other                 (Commission        (IRS Employer
    jurisdiction of                 File Number)       Identification No.)
    incorporation)




                 2001 Walnut Hill Lane, Irving, Texas  75038
             (Address of principal executive offices) (Zip Code)



             Registrant's telephone number, including area code:

                               (972) 518-1300

   Item 5.  Other Events.

   General

   On October 21, 1996, the Registrant sold a total of 660 shares of its Series E Convertible Preferred Stock, $100 par value per share (the "Shares"), for an aggregate consideration of $6,600,000 in a private placement (the "Private Placement") to "accredited investors," as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Net proceeds to the Registrant are expected to be approximately $6,266,600 after payment of fees to the placement agent and an escrow agent as well as other expenses. Proceeds will be used by the Registrant to continue its clinical research programs and for general corporate purposes.

   The Shares

   The following statements regarding the preferences, limitations and relative rights of the Shares are subject to the detailed provisions of the Statement of Resolution Establishing Series E Convertible Preferred Stock of the Registrant (the "Statement") and are qualified in their entirety by reference to the Statement, a copy of which is filed as Exhibit 3.1 to this Report.

   Each of the Shares is convertible, at the option of the holder thereof, into shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), beginning on December 20, 1996. All of the Shares outstanding on October 21, 1999 shall automatically be deemed to have been surrendered for conversion (and shall be automatically converted) into shares of Common Stock on such date. The conversion price per Share (the "Conversion Price") is equal to the lower of (x) $25.20 (as adjusted for any stock split, reverse stock split or stock dividend with respect to the Common Stock) and
   (y) 87 percent of the average of the daily closing bid prices of the Common Stock for three consecutive trading days ending on the trading day immediately preceding the date of conversion. Each Share will be convertible into the number of whole shares of Common Stock determined by dividing (a) $10,000 (as adjusted for any stock split, reverse stock split, stock dividend or similar event resulting in a change in the Shares) plus, in the case of the mandatory conversion as of October 21, 1999, an amount equal to all dividends accrued but unpaid on such Share, by (b) the Conversion Price on the date of conversion.

   Subject to the rights of the holders of any other class of stock of the Registrant ranking senior to the Shares with respect to the right to receive dividends, the holders of the Shares shall be entitled to receive, when, as, and if declared by the Board of Directors of the Registrant, in cash out of funds legally available therefor or in shares of Common Stock legally issuable as dividends, or partly in cash and partly in Common Stock, at the option of the Registrant, dividends at but not exceeding the rate of $500.00 per Share per annum, and no more (the "Series E Dividend"). The Series E Dividend shall be payable on October 21, 1999, such payment to be in respect of the twelve-month period commencing on October 21, 1998 and ending on and including October 20, 1999. No dividends are payable on the Shares during or in respect of any period prior to October 21, 1998.

   Notwithstanding the foregoing, unless the shareholder approval referred to below in this paragraph has previously been obtained, the Registrant is not required to issue any shares of Common Stock pursuant to any optional or mandatory conversion of Shares to the extent that (i) the issuance of such shares of Common Stock, when taken together with all prior issuances of Common Stock pursuant to any conversion of Shares or in payment of the Series E Dividend, would result in the issuance by the Registrant of a number of shares of Common Stock at least as great as 20 percent of the number of shares of Common Stock outstanding on October 21, 1996 (a "20 Percent Issuance"), and such 20 Percent Issuance requires the prior approval of the shareholders of the Registrant pursuant to any rule or policy of the NASDAQ Stock Market, or (ii) the Board of Directors of the Registrant determines in good faith that the issuance of such Common Stock upon conversion otherwise requires the prior approval of the shareholders of the Registrant pursuant to any applicable rule or policy of any stock exchange or stock market on which the shares of Common Stock are then listed or admitted to trading (such prior approval of the shareholders referred to in clauses (i) and (ii) above herein called the "Shareholder Approval Requirement").

   Following the first conversion of Shares to which the Shareholder Approval Requirement is applicable, the Registrant must promptly give to all holders of the Shares a notice stating that the Registrant is unable to issue any shares of Common Stock upon conversion of the Shares, and that the Shares cannot be converted, without compliance with the Shareholder Approval Requirement, and the Registrant shall take one of the following actions, at its election: (i) notify holders of the Shares that it intends to seek shareholder approval (provided, however, that if shareholder approval is not obtained within 75 days following the date of the Registrant's notice to such holders, the Registrant shall, promptly following the end of such 75-day period, notify all holders of the Shares that it is redeeming all outstanding Shares), (ii) obtain from the stock exchange or stock market on which the shares of Common Stock are then listed or admitted to trading a waiver of or exception to the Shareholder Approval Requirement, or
   (iii) notify all holders of the Shares that it is redeeming all outstanding Shares.

   If the Registrant elects or is required to redeem the Shares, it shall redeem, out of funds legally available therefor, all of the Shares at a price per Share equal to $11,490 (as adjusted for any stock split, reverse stock split, stock dividend, or similar event resulting in a change in the Shares) plus an amount equal to all dividends, if any, accrued but unpaid on such Share to the earlier of the date fixed for redemption or October 21, 1999. The redemption date shall not be later than 20 days following the date of notice of redemption. The obligation of the Registrant to redeem the Shares is subject to such limitations and restrictions as may be imposed on the Registrant under applicable law or regulation. The Registrant is not required to maintain any sinking fund for the redemption of Shares.

   In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Registrant, the holders of the Shares shall be entitled to have set apart for them or to be paid out of the assets of the Registrant available for distribution to shareholders, before any distribution is made or set apart for holders of Common Stock or of any other class of stock of the Registrant ranking junior to the Shares upon liquidation, dissolution or winding up, an amount in cash equal to $10,000 per Share (as adjusted for any stock split, reverse stock split, stock dividend or similar event resulting in a change in the Shares), plus an amount equal to all dividends accrued but unpaid on the Shares to the payment date. The holders of the Shares shall not be entitled to any further payment in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Registrant. A change in control of the Registrant (as defined in the Statement) is deemed to be a liquidation, dissolution and winding up of the Registrant.

   Holders of the Shares are not entitled to vote on any matter submitted to a vote at a meeting of shareholders except as provided by applicable law; provided, however, that the affirmative vote or consent of the holders of at least 66-2/3% of the Shares outstanding shall be necessary to permit or effect (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of shares senior to the Shares with respect to the right of the holders thereof to receive dividends or to participate in the assets of the Registrant distributable to shareholders upon any liquidation, dissolution, or winding up of the Registrant or (ii) the amendment, alteration or repeal of any of the provisions of the Registrant's Restated Articles of Incorporation which would materially and adversely affect the rights of the Shares or the holders thereof.

   Registration Rights

   Concurrently with the closing of the Private Placement, the Registrant entered into Registration Rights Agreements (the "Registration Rights Agreements") with each purchaser of the Shares. Pursuant to the Registration Rights Agreements, the Registrant agreed, subject to certain terms and conditions, to prepare and file a shelf registration statement on Form S-3 or other appropriate form covering the sale by such purchasers (the "Selling Shareholders") of all or any portion of the shares of Common Stock received by the Selling Shareholders (collectively, the "Registrable Securities") (i) upon conversion of their Shares, (ii) in payment of the Series E Dividend, and (iii) pursuant to Section 2(d) of the Registration Rights Agreements, under which the Registrant is obligated to pay a penalty to the Selling Shareholders if the registration statement covering the Registrable Securities is not declared effective by the Securities and Exchange
   Commission  on  or  before  January  9,  1997.    If  the registration
   s t atement covering the Registrable Securities is not declared effective by the Securities and Exchange Commission on or before January 9, 1997, then the Registrant must make payments to each Selling Shareholder in an amount equal to the following percent of the purchase price paid by the Selling Shareholder for the Shares purchased by it: (i) one percent if the registration statement is declared effective by February 8, 1997 and (ii) two percent for each 30-day period thereafter prior to declaration of effectiveness (prorated for each period that is less than 30 days). Such amount shall be paid in cash and/or shares of Common Stock at the Registrant's election. The Registrant agreed to use its best efforts to keep such registration statement effective at all times until the earliest of (i) October 21, 1998, (ii) the date when the Selling
   Shareholders  may  sell  all  Registrable  Securities  under  Rule 144 promulgated under the Securities Act, or (iii) the date when the Selling Shareholders no longer own any Registrable Securities. Management believes that the registration statement covering the Registrable Securities will be declared effective by January 9, 1997.

   Item 7.
   Financial Statements and Exhibits.

   (c)
   Exhibits
   Item
   Exhibit

                          3.1 S t a tement of Resolution Establishing Series E Convertible Preferred Stock of the Registrant.

                          10.1 Placement Agent Agreement between the Registrant and First Granite Securities, Inc.

                          10.2 Indemnification Agreement between the Registrant and First Granite Securities, Inc.

                          10.3 Joint Escrow Instructions from the Registrant and accepted by Krieger & Prager, Esqs., as escrow agent.

                          10.4 Stock Purchase Agreement between the Registrant and each of the p u r chasers of shares of the Registrant's Series E Convertible Preferred Stock.

                          10.5 Amendment to the Stock Purchase Agreement dated October 15, 1996 between the Registrant and each of the purchasers of shares of the Registrant's Series E Convertible Preferred Stock.

                          10.6         Registration   Rights   Agreement
                                       between the Registrant and each of
                                       the  purchasers  of  shares of the
                                       Registrant's  Series E Convertible
                                       Preferred Stock.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Date:  November 13, 1996                CARRINGTON LABORATORIES, INC.


                                       By:/s/ Sheri L. Pantermuehl
                                          ------------------------------
                                              Chief Financial Officer
                                              and Treasurer

                              INDEX TO EXHIBITS


         Exhibit
         Number                                 Exhibit

         3.1 S t atement of Resolution Establishing Series E Convertible Preferred Stock of the Registrant.

         10.1 Placement Agent Agreement between the Registrant and First Granite Securities, Inc.

         10.2 Indemnification Agreement between the Registrant and First Granite Securities, Inc.

         10.3 Joint Escrow Instructions from the Registrant and accepted by Krieger & Prager, Esqs., as escrow agent.

         10.4 Stock Purchase Agreement between the Registrant and each of the purchasers of shares of the Registrant's Series E Convertible Preferred Stock.

         10.5 Amendment to the Stock Purchase Agreement dated October 15, 1996 between the Registrant and each of the purchasers of shares of the Registrant's Series E Convertible Preferred Stock.

         10.6        Registration Rights Agreement between the Registrant
                     and   each  of  the  purchasers  of  shares  of  the
                     Registrant's Series E Convertible Preferred Stock.